EXHIBIT 99.1

SLR Senior Investment Corp. Announces Monthly Distribution of $0.10 Per Share for June 2021

NEW YORK, June 04, 2021 (GLOBE NEWSWIRE) -- SLR Senior Investment Corp. (the “Company”) (NASDAQ: SUNS) declared a distribution of $0.10 per share for the month of June 2021. The distribution is payable on July 2, 2021 to stockholders of record as of June 23, 2021. The specific tax characteristics of the distribution will be reported to stockholders on Form 1099 after the end of the calendar year.

ABOUT SLR SENIOR INVESTMENT CORP.

SLR Senior Investment Corp. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company generally invests directly and indirectly in leveraged, U.S. middle market companies primarily in the form of cash flow senior secured loans, including first lien loans, and asset-based loans collateralized on a first lien basis primarily by current assets.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. SLR Senior Investment Corp. undertakes no duty to update any forward-looking statements made herein, unless required to do so by law.

Contact:
SLR Senior Investment Corp.
Investor Relations
646-308-8770